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                      [MAYER, BROWN, ROWE & MAW LETTERHEAD]

                                                                     EXHIBIT 5.1

July 30, 2002

IndyMac Bancorp, Inc.
155 North Lake Avenue
Pasadena, California 91101

Ladies and Gentlemen:

      We have acted as counsel for IndyMac Bancorp, Inc., a Delaware Corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, relating to the offer and sale of up to 3,000,000 shares (the "Shares") of common stock of the Company, par value $0.01, to be issued pursuant to awards granted under the Company's 2002 Incentive Plan (the "2002 Plan").

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 30, 2002, (ii) the 2002 Plan, (iii) the Restated Certificate of Incorporation of the Company, as amended to date, (iv) the Amended and Restated Bylaws of the Company, as amended to date, (v) relevant resolutions of the Board of Directors of the Company and (vi) such other documents and instruments as we have deemed necessary for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the Shares will be issued for proper and sufficient consideration, in accordance with the terms of the 2002 Plan.


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      Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares, have been duly authorized and, upon issuance and sale in conformity with and pursuant to the 2002 Plan, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Mayer, Brown, Rowe & Maw